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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-71034, No. 33- 71488 and No. 333-40569 of Holophane Corporation on Form S-8 of our reports dated February 19, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Holophane Corporation for the year ended December 31, 1998.


Deloitte & Touche LLP
Columbus, Ohio
March 25, 1999